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                                                Exhibit 23.2
                                                ------------


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the PHAMIS, Inc. Amended and Restated 1983 Combined Nonqualified and Incentive Stock Option Plan, PHAMIS, Inc. 1993 Combined Incentive and Nonqualified Stock Option Plan as amended through May 14, 1996, PHAMIS, Inc. 1994 Nonemployee Director Stock Option Plan as amended through January 1, 1996, PHAMIS, Inc. Salary Savings and Deferral Plan and Trust as amended through February 22, 1996 and the PHAMIS, Inc. Cain Option Agreement of IDX Systems Corporation, of our report dated February 5, 1997, with respect to the consolidated financial statements of IDX Systems Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1996.

                                         /s/ Ernst & Young LLP

                                         ERNST & YOUNG LLP



Boston, Massachusetts

July 7, 1997